RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
AMENDED AND RESTATED U.S. SILICA HOLDINGS, INC.
2011 INCENTIVE COMPENSATION PLAN

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Participant: [[FIRSTNAME]] [[LASTNAME]]

Grant Date: [[GRANTDATE]]

Number of Shares of
Restricted Stock Granted: [[SHARESGRANTED]]

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THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between U.S. Silica Holdings, Inc., a corporation organized in the State of Delaware (the “Company”), and the Participant specified above, pursuant to the Amended and Restated U.S. Silica Holdings, Inc. 2011 Incentive Compensation Plan, as in effect and as amended from time to time (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, including the Restrictive Covenants in Section 12, and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.    Grant of Restricted Stock Award. The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement. Subject to Section 5 hereof, the Participant shall not have the rights of a stockholder in respect of the shares underlying this Award until such shares are delivered to the Participant in accordance with Section 4 hereof.
3.    Vesting.
(i)     The Restricted Stock subject to this grant shall become unrestricted and vested as follows, provided that the Participant has not incurred a Termination prior to each such vesting date:
[[ALLVESTSEGS]]

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to the Participant’s continued service with the Company or any of its Subsidiaries on each applicable vesting date.

(ii)     Termination due to death or Disability, without Cause or due to Retirement. Subject to the provisions of Sections 3(c) and 3(d) hereof, in the event of the Participant’s Termination as a result of death or Disability, by the Company without Cause or due to the Participant’s “Retirement” (as defined below), the unvested shares of Restricted Stock that would have become vested at the vesting date immediately following such Termination as provided in Section 3(a) hereof shall become vested on a pro rata basis (determined by multiplying the number of such unvested shares of Restricted Stock by a fraction, the numerator of which is the number of calendar days in the period beginning with, if prior to the first vesting date as set forth in Section 3(a) hereof, the Grant Date or, if after the first vesting date as set forth in Section 3(a) hereof, the vesting date immediately preceding the date of such Termination as set forth in Section 3(a) hereof and ending on the date of such Termination, and the denominator of which is three hundred sixty five (365)), and unrestricted shares shall be delivered in respect thereof as provided in Section 4 hereof.
For purposes hereof, the term “Retirement” shall mean the Participant’s voluntary Termination of Employment at or after age sixty-five (65) or such earlier date after age fifty (50), in either case, as may be approved by the Committee in its sole discretion with regard to the Participant.
(iii)     Change in Control. Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, in the event of the Participant’s Termination as a result of death or Disability, by the Company without Cause or as a result of the Participant’s Retirement, in any case, at any time upon or following a Change in Control, the unvested shares of Restricted Stock shall become fully vested, and unrestricted shares shall be delivered in respect thereof, as provided in Section 4 hereof.

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(iv)     Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the shares of Restricted Stock at any time and for any reason.
(v)     Effect of Detrimental Activity. The provisions of Section 10.4 of the Plan regarding Detrimental Activity shall apply to the Restricted Stock.
(vi)     Forfeiture. Subject to the provisions of Sections 3(b) through 3(d) hereof, all unvested shares of Restricted Stock shall be immediately forfeited upon the Participant’s Termination for any reason.
4.    Period of Restriction; Delivery of Unrestricted Shares. During the Period of Restriction, the Restricted Stock shall bear a legend as described in Section 8.2(c) of the Plan. When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted shares and if the Participant’s stock certificates contain legends restricting the transfer of such shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws).
5.    Dividends and Other Distributions; Voting. Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares, provided that any such dividends or other distributions will be subject to the same vesting requirements as the underlying Restricted Stock and shall be paid in cash and without interest at the time the Restricted Stock becomes vested pursuant to Section 3 hereof. If any dividends or distributions are paid in shares, the shares shall be deposited with the Company and shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. The Participant may exercise full voting rights with respect to the Restricted Stock granted hereunder.
6.    Non-Transferability. The shares of Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.
7.    Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law principles thereof.
8.    Withholding of Tax. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary

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to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to the Restricted Stock and, if the Participant fails to do so, the Company may otherwise refuse to issue or transfer any shares of Common Stock otherwise required to be issued pursuant to this Agreement. Any statutorily required withholding obligation with regard to the Participant may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable to the Participant hereunder.
9.    Section 83(b). The Participant’s execution of this agreement will constitute the Participant’s waiver to make an election under Section 83(b) of the Code with respect to the Participant’s Award. This waiver means that the Participant will not have the option of electing to be taxed on the Restricted Stock on the Grant Date. Instead, the Participant will be taxed on the Restricted Stock as it becomes vested on each vesting date.
10.    Legend. All certificates representing the Restricted Stock shall have endorsed thereon the legend set forth in Section 8.2(c) of the Plan. Notwithstanding the foregoing, in no event shall the Company be obligated to deliver to the Participant a certificate representing the Restricted Stock prior to the vesting dates set forth above.
11.    Securities Representations. The shares of Restricted Stock are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant. The Participant acknowledges, represents and warrants that:
(a)    The Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and in this connection the Company is relying in part on the Participant’s representations set forth in this Section 11.
(b)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the shares of Restricted Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the shares of Restricted Stock and the Company is under no obligation to register the shares of Restricted Stock (or to file a “re-offer prospectus”).
(a)    If the Participant is deemed an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Common Stock of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the shares of vested Restricted Stock hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
12.    Restrictive Covenants. Participant agrees and understands the primary consideration for Participant’s receipt of the shares of Restricted Stock under this Agreement is Participant’s compliance with the restrictive covenants in this Section 11. Participant further understands that the restrictive covenants stated in this Section are independent of and severable from one another.

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(a)    Definitions. See Addendum A.
(b)    Non-Competition During Employment. Participant acknowledges that employment creates a relationship of trust and confidence between Participant and the Company. During the Employment Period, Participant shall not directly or indirectly, in any Capacity: (i) engage in a Competing Business and/or preparations for engaging in a Competing Business; provided however, that nothing herein shall prohibit Participant from holding or being beneficially interested in less than 5% of the outstanding equity securities of any publicly reporting company; or (ii) engage in any other activity, interest or association that is hostile or adverse to the interests of the Company.
(c)    Non-Competition Post-Employment. During the Restricted Period, Participant shall not directly or indirectly, in any Capacity, engage in Restricted Activities for a Competing Business within the Geographic Area.
(d)    Customer Non-Solicitation. During the Restricted Period, Participant shall not directly or indirectly, in any Capacity, induce, encourage or solicit, or attempt to induce, encourage or solicit any Customer (regardless of whether Participant initiates contact for such purposes) to: (i) do business with a Competing Business; or (ii) divert, reduce, restrict or terminate business or business relationships with the Company and/or any other Company Party.
(e)    Participant/Contractor Non-Solicitation & No-Hire. During the Restricted Period, Participant shall not directly or indirectly, in any Capacity: (i) attempt to or actually recruit or solicit any employee or independent contractor of the Company and/or any other Company Party, to work or provide services to a Person other than the Company or a Company Party, or to terminate employment with or otherwise cease work for the Company and/or any other Company Party, regardless of whether Participant initiates contact for such purposes; or (ii) employ and/or establish an independent contractor relationship with any Person who is or was an employee or independent contractor of the Company and/or any other Company Party at any time during the Reference Period. Nothing in this Section should be construed to affect any responsibility Participant may have as an employee of the Company, with respect to the bona fide hiring and firing of Company personnel.
(f)    Media Nondisclosure. At all times, during and after the Employment Period, Participant shall not directly or indirectly disclose to the Media any information relating to any aspect of Participant employment or termination from employment with the Company and/or any other Company Party, any non-public information related to the business of the Company and/or any other Company Party, and/or any aspect of any Dispute.
(g)    Non-Disparagement. At all times, during and after the Employment Period, Participant shall not make any communications in any form to any Media or Customer that would constitute libel, slander or disparagement of the Company and/or any other Company Party and its/their current or future officers, employees, directors, and agents; provided, however, that the terms of this Section shall not apply to communications by Participant that are privileged as a matter of law. Participant shall not in any way solicit any such communications from others.

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(h)    Acknowledgements. Participant acknowledges that: (i) Participant’s experiences and capabilities are such that Participant can seek gainful employment after the Termination Date without violating this Agreement; (ii) the restrictive covenants set forth in this Agreement will continue in force even in the event of change in Participant’s job title, position, or duties, unless the Parties sign a new agreement to replace this Agreement; (iii) the non-competition provisions of this Agreement are reasonable in duration, territory and scope of activity; and (iv) Participant’s engaging in any service or activity contrary to the promises in Sections 11(b), (c) or (d) would jeopardize the Company’s Intellectual Property, Proprietary Information, other intellectual property and/or customer goodwill.
(i)    Notice & Extension. Upon the Termination Date and during the Restricted Period, Participant shall keep the Company apprised of Participant’s correct address and the name and address of Participant’s employer, and of any changes in same. The Restricted Period will be extended by one day for each day that Participant is determined to be in violation of any restrictive covenant stated in Sections 11(b), (c) or (d) as determined by a court of competent jurisdiction.
(j)    Equitable Remedies. Participant acknowledges that (1) Participant’s services to the Company are of a special, unique and extraordinary character, (2) Participant’s position with the Company will place Participant in a position of confidence and trust with respect to the operations of the Company, (3) Participant will benefit from continued employment with the Company, (4) the nature and periods of restrictions imposed by the covenants contained in this Section are fair, reasonable and necessary to protect the Company, (5) the Company would sustain immediate and irreparable loss and damage if Participant were to breach any of such covenants, and (6) the Company’s remedy at law for such a breach will be inadequate. Accordingly, Participant agrees and consents that the Company, in addition to the recovery of damages and all other remedies available to it, at law or in equity, shall be entitled to, without posting a bond, seek both temporary, preliminary and permanent injunctions to prevent and/or halt a breach or threatened breach by Participant of any covenant contained in this Section.
(k)    Clawback for Breach of Restrictive Covenants. If the Company determines that Participant has breached or has threatened to breach any of Participant’s obligations under this Section, then any outstanding shares of Restricted Stock shall terminate and be cancelled effective immediately without payment, unless terminated or cancelled sooner by operation of another term or condition of this Agreement or the Plan.
13.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
14.    Notices. Any notice hereunder by the Participant shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the

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General Counsel of the Company. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.
15.    Acceptance. As required by Section 8.2 of the Plan, the Participant shall forfeit the Restricted Stock if the Participant does not execute this Agreement within a period of sixty (60) days from the date that the Participant receives this Agreement (or such other period as the Committee shall provide).
16.    No Right to Employment. Any questions as to whether and when there has been a Termination and the cause of such Termination shall be determined in the sole discretion of the Committee. Nothing in this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries or Affiliates to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.
17.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Restricted Stock awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
18.    Compliance with Laws. The issuance of the Restricted Stock or unrestricted shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Restricted Stock or any of the shares pursuant to this Agreement if any such issuance would violate any such requirements.
19.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the shares of Restricted Stock are intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.
20.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.
21.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
22.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

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23.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
24.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
25.    Acquired Rights. The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of Restricted Stock made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Restricted Stock awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. SILICA HOLDINGS, INC.

By:

Name: Bryan A. Shinn

Title: President and Chief Executive Officer

PARTICIPANT

Name: [[FIRSTNAME]] [[LASTNAME]]

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ADDENDUM A
Restrictive Covenant Definitions

1.    “Capacity” means, on Participant’s own behalf and/or on behalf of any other Person, owning, investing or otherwise taking a financial interest in, managing, operating, controlling, being employed by, being associated or affiliated with, providing services as a consultant or independent contractor to, and/or participating in the ownership, management, operation or control of; provided, however, that this definition does not preclude ownership of less than 1% of the outstanding equity securities of any publicly reporting company.
2.    “Company Party(ies)” means the Company and all other Persons controlled by, controlling, or under common control with, the Company, together with their respective successors in interest. The term Company Party(ies) specifically includes Coated Sand Solutions, LLC, a wholly-owned subsidiary of Company, and all other affiliated entities of GGC USS Holdings, LLC and U.S. Silica Holdings, Inc. as the equity owners of U.S. Silica Company.
3.    “Competing Business” means the business of research, development, design, training, testing, manufacture, production, marketing, licensing, supply and/or sales, as applicable, of products and/or services that are the same or substantially similar to the products and/or services that the Company or any other Company Party supplied, manufactured, produced, designed, sold and/or marketed during the Reference Period. The term Competing Business includes without limitation, research, development, design, training, testing, manufacture, production, marketing, licensing, supply and/or sales relating to silica, kaolin, aplite, florisil and related products, including without limitation, resin coated sand proppants for oil and gas well fracing. The term Competing Business also includes, without limitation, the Competing Business entities listed in Addendum B to this Agreement, if any.
4.    “Customer” means (a) any Person in a business relationship with any Company Party for which Participant, or any employees working under Participant’s direct supervision, had responsibility during the Reference Period; (b) any Person in a business relationship with any Company Party about which Participant learned Proprietary Information as a result of employment with any Company Party during the Reference Period; and/or (c) any Person that has purchased or licensed products or services from any Company Party of the kind produced or provided with the use of Participant’s specialized knowledge during the Reference Period. The term Customer also includes, without limitation, the Customer entities listed in Addendum B to this Agreement, if any.
5.    “Dispute(s)” means any controversies or claims (including all claims pursuant to common and/or statutory law) between the Parties, including without limitation, any controversies and/or claims arising from and/or relating to: (a) the subject matter of this Agreement; (b) Participant’s employment with and/or termination from the Company and/or any other Company Party; and/or (c) the Parties’ relationship.
6.    “Employment Period” means the Participant’s term of employment, from the first day of Participant’s work for the Company or any other Company Party through the last day of Participant’s work for the Company or any other Company Party. The Employment Period is not dependent on the date of this Agreement.

Addendum A

7.    “Geographic Area” means the counties, cities, states or other territories within the United States, as applicable: (a) encompassed by Participant’s job duties, responsibilities and actual job activities for the Company and/or any other Company Party during the Reference Period; (b) encompassing the office(s) of the Company or any other Company Party where Participant worked, was based, was supported and/or for which the Participant was responsible, during the Reference Period; and (c) where the Company and/or any other Company Party sells products or services of the kind produced or provided with the use of Participant’s specialized knowledge during the Reference Period, including without limitation, resin coated sand proppants for oil and gas well fracing. The term Geographic Area includes, without limitation, the named Geographic Areas listed in Addendum B to this Agreement, if any.
8.    “Intellectual Property” means all Work Product that is directly or indirectly written, conceived, discovered, reduced to practice, developed and/or made, whether in oral, written, tangible or intangible form: (a) by Participant, alone or with others in the course of Participant’s employment with or services to the Company and/or any other Company Party (including without limitation, the Employment Period and employment or services prior to the Effective Date); (b) using any equipment, supplies, facilities, assets, information (including without limitation Proprietary Information), or resources of, owned, leased or controlled by the Company and/or any other Company Party; (c) relating to or resulting from Participant’s work for, duties with and/or tasks assigned to Participant by, the Company; and/or (d) relating to or resulting from the Company’s and/or any other Company Party’s actual or planned business, products, services and/or research and development. Intellectual Property does not include Work Product that fails to meet one or more of the foregoing requirements.
9.    “Media” means any station, publication, show, website, web log (blog), bulletin board, social networking site, chat room, program and/or news organization (past, present and/or future), whether published through the means of print, radio, television, email, text message, the Internet or otherwise, and any member, representative, agent and/or employee of the same.
10.    “Proprietary Information” means any and all information, material and/or data of, relating to, owned in whole or in part by, licensed to, assigned or conveyed to, and/or in the possession, custody or control of the Company or any other Company Party (and/or their Customers), regardless of media, format, or original source, that is confidential, proprietary and/or a trade secret: (a) by its nature; (b) based on how it is designated or treated by any Company Party (including any designations in this Agreement); (c) based on the significance of its existing or potential commercial value or business utility; (d) such that its retention, withholding, appropriation, use or disclosure would have a material adverse affect on the business or planned business of any Company Party; and/or (e) as a matter of law. Examples of Proprietary Information include the following, without limitation: (a) Intellectual Property; (b) Work for Hire; (c) any and all information, material and/or data related to the Company’s and/or any Company Party’s program(s) of research, development, training and/or production relating to silica, kaolin, aplite, florisil and related products, including without limitation, resin coated sand proppants for oil and gas well fracing; and (d) any and all other information, material and/or data about the Company’s and/or any Company Party’s products, processes, machines, services, research, development, manufacturing, purchasing, finance, data processing, engineering, marketing, merchandising, selling, and/or customers. Proprietary Information specifically includes, without limitation, any and all information, material and/or data that is referenced in the foregoing definition and examples of Proprietary Information, that is created, contributed by, discovered, known to, disclosed to, accessed by, and/or developed by Participant during the Employment Period, and/or that otherwise

Addendum A

comes within Participant’s possession, custody or control as a result of Participant’s employment with the Company. Proprietary Information does not include material, data and/or information that: (e) any Company Party has voluntarily and intentionally placed in the public domain for public disclosure; (f) has been lawfully and independently developed and publicly disclosed by third parties without any direct or indirect access to any Proprietary Information; and/or (g) otherwise enters the public domain through lawful means; provided, however, that the unauthorized retention, withholding, appropriation, use or disclosure of Proprietary Information by Participant, directly or indirectly, shall not affect the protection and relief afforded by this Agreement regarding such information.
11.    “Reference Period” means the lesser of: (a) the Employment Period; or (b) the twenty-four (24) months prior to the Termination Date.
12.    “Restricted Activities” means work activities, duties and/or responsibilities that are the same as, substantially similar to, or include, the kind of work activities, duties and/or responsibilities that Participant had with the Company and/or any other Company Party during the Reference Period. The Restricted Activities may include, without limitation, (a) engaging in or directly supporting the sale, licensing, or marketing of any resin coated sand proppants for oil and gas well fracing, (b) engaging in or directly supporting the servicing, supplying, training, consulting or development of relationships and goodwill with any customer or potential customer of the Company for any resin coated sand proppants for oil ahnd gas well fracing, and/or (c) engaging in or directly supporting the research, development, testing, manufacturing, or processing of any resin coated sand proppants for oil and gas well fracing.
13.    “Restricted Period” means the Employment Period and the twenty-four (24) month period commencing on the Termination Date.
14.    “Termination Date” means the last day of the Employment Period.
15.    “Work for Hire” means all Work Product created or developed by Participant in whole or in part during the Employment Period that falls under the category of “work for hire” under the copyright laws of the United States, including without limitation works of authorship, computer software and related works. Work for Hire includes without limitation, all programs and other work or documentation written or created by Participant in the general areas of research and development being pursued by or under study by the Company.
16.    “Work Product” means all patents and patent applications, all inventions (including without limitation all types of technical, artistic or commercial creative work), innovations, discoveries, creative works, works of authorship, improvements, research, developments, modifications, enhancements, software, computer programs, circuit and logic diagrams, circuit layouts, mask works, concepts, ideas, know-how, methods, methodologies, designs, formulae, formulations, drawings, processes, techniques, skills, algorithms, data, flow charts, sketches, schematics, drawings, blue prints, silk screens, models, plans, specifications, micro codes, lab books, documentation, research reports, analyses, all similar or related information (in each case whether patentable or not), all copyrights and copyrightable works, all trade secrets and confidential information, all trademarks, branding and service marks, and all other forms of intellectual property.

Addendum A

ADDENDUM B
Restrictive Covenant References

1.	Competing Businesses
(all entities listed shall include affiliates of such entities)

•	Unimin Corporation

•	Fairmount Minerals/Santrol

•	Preferred Proppants, LLC

•	Badger Mining Corporation

•	Hi-Crush Proppants LLC

•	Emerge Energy Services LP

•	Superior Silica Sands LLC

•	EOG Resources, Inc.

•	Alpine Materials, LLC

•	Canadian Sand and Proppants, Inc.

•	Sierra Frac Sand, LLC

•	Grit Energy Solutions, LLC

•	Grit Energy, LLC

•	Proppant Express Solutions LLC

•	Arrows Up LLC

•	OmniTrax, Inc.

2.	Customers:
(all entities listed shall include affiliates of such entities)

•	Halliburton Energy Services, Inc.

•	Schlumberger Technology Corporation

•	C&J Well Services, Inc./Nabors Industries Ltd./C&J and Nabors affiliates

•	Weatherford International Ltd.

•	Baker Hughes Incorporated/BJ Services Company

•	Liberty Oilfield Services LLC

3.	Geographic Area:

•	Colorado

•	Illinois

•	Louisiana

•	New Jersey

•	New Mexico

•	North Dakota

•	Oklahoma

•	Pennsylvania

•	Texas

•	West Virginia

•	Wisconsin

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